EXHIBIT 99.1

VeriFone Welcomes Karen Austin to Board of Directors

Major utility CIO and enterprise change management leader joins board

SAN JOSE – June 17, 2014 – VeriFone Systems, Inc. (NYSE: PAY), today announced that Karen Austin, change management expert and CIO for Pacific Gas & Electric Co. (PG&E), will join the board, effective immediately.

“We are very excited to welcome Karen to the board. The technology expertise she’s demonstrated at some of the nation’s largest retailers as well as her strong leadership in implementing change across PG&E will be a great asset for VeriFone and our executive team,” said Alex W. (Pete) Hart, chairman of the board, VeriFone.

“I’m delighted to have Karen join our board,” said VeriFone CEO Paul Galant. “Her success in leading organizational change, which essentially modernized PG&E in ways that enhanced operations and customer service and pushed it into the digital age, will help us to expedite the transformational progress underway at VeriFone to become the company that we want to be - a company that is client-first, operationally excellent, strategically focused, properly organized, and operating with a single, distinct culture.”

After joining PG&E as CIO in 2011, where she oversees and directs IT systems and cyber security initiatives that support all of PG&E’s customer touch points, Austin transformed the enterprise into a more nimble and innovative company that leveraged and digitized big data to enhance energy management for both the utility and its customers. For this success, she was named one of Computerworld’s Premier 100 IT leaders—an award program honoring leaders that excel at demonstrating positive management strategies, innovation despite business challenges and effective use of information technology.

Prior to joining PG&E, Austin held several executive-level positions at Kmart Corporation and Sears Holdings Corporation. At Kmart, she served as Divisional Vice President of Supply Chain Applications, Vice President of IT Applications, and Vice President for Applications Development, Chief Information Officer and Interim Chief Marketing Officer. At Sears, Austin served as Senior Vice President, CIO and President of Consumer Electronics.

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About VeriFone Systems, Inc. (www.verifone.com)
VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for VeriFone Systems, Inc.
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business initiatives and whether the expected benefits of our plan and initiatives are achieved, short product cycles and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to successfully integrate acquired businesses into our business and operations, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Media Contact:
Andy Payment
VeriFone Systems
Tel: +1 (770) 754-3541
andy.payment@verifone.com